Exhibit 4.9

CAPITAL ONE MASTER TRUST

FIRST AMENDMENT TO CARD SERIES

INDENTURE SUPPLEMENT

This FIRST AMENDMENT TO CARD SERIES INDENTURE SUPPLEMENT, dated as of March 1, 2008 (the “Amendment”) to the Card Series Indenture Supplement, dated as of October 9, 2002 (the “Indenture Supplement”), is entered into between CAPITAL ONE MULTI-ASSET EXECUTION TRUST, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), and THE BANK OF NEW YORK, a New York banking corporation, as Indenture Trustee (the “Indenture Trustee”).

WHEREAS, the parties hereto agree to and do hereby amend the Indenture Supplement as follows:

ARTICLE I

AMENDMENTS

Section 1.01. Amendment to the Indenture Supplement. The Indenture Supplement is hereby amended as follows:

(a) in Section 1.01 the definition “Shared Excess Finance Charge Amounts” is hereby amended to read in its entirety as follows:

““Shared Excess Finance Charge Amounts” means, with respect to any Distribution Date with respect to any Series of Notes, either (a) the amount of Card Series Finance Charge Amounts for such Distribution Date available after application in accordance with Sections 3.01(a) through (k) or (b) the amounts allocated to other Series of Notes or Investor Certificates which the applicable Indenture Supplements for such Series of Notes or the applicable Series Supplements for such Investor Certificates specify are to be treated as “Shared Excess Finance Charge Amounts.”

ARTICLE II

CONDITIONS PRECEDENT

Section 2.01. Effectiveness. The amendments provided for by this Amendment shall become effective upon satisfaction of the following conditions:

(a) delivery of a Master Trust Tax Opinion, pursuant to Section 901 of the Indenture, dated as of October 9, 2002, as amended and restated as of January 13, 2006 (the “Indenture”), between the Issuer and the Indenture Trustee, for each applicable Master Trust;

(b) delivery of an Issuer Tax Opinion, pursuant to Section 901 of the Indenture;

(c) prior notice to each Rating Agency of this Amendment;

(d) delivery of written confirmation from each Rating Agency that this Amendment will not have a Ratings Effect;

(e) delivery of an Officer’s Certificate, pursuant to Section 901 of the Indenture, from the Issuer to Indenture Trustee, to the effect that the Issuer reasonably believes that this Amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future;

(f) counterparts of this Amendment, duly executed by the parties hereto; and

(g) Capital One Bank has been converted into and has become the Bank.

ARTICLE III

MISCELLANEOUS

Section 3.01. Waiver of Notice. Notwithstanding anything to the contrary set forth in the Indenture Supplement, each of the undersigned parties hereby waive any notice or other timing requirements with respect to and gives its consent to the amendments provided for herein.

Section 3.02. Ratification of Indenture Supplement. Except as specifically amended, modified or supplemented by this Amendment, the Indenture Supplement is hereby confirmed and ratified in all respects and shall remain in full force and effect. This Amendment shall not constitute a novation of the Indenture Supplement, but shall constitute an amendment thereof. Each of the parties to the Indenture Supplement agrees to be bound by the terms of the obligations of the Indenture Supplement, as amended by this Amendment, as though the terms and obligations of such agreement were set forth herein.

Section 3.03. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

Section 3.04. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW,

WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 3.05. Defined Terms and Section References. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Indenture Supplement. All Section or Subsection references herein shall mean Sections or Subsections of the Indenture Supplement, except as otherwise provided herein.

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IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, all as of the date first above written.

CAPITAL ONE MULTI-ASSET EXECUTION NOTE TRUST

By: DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	/s/ Michele HY Voon
Name:	Michele HY Voon
Title:	Attorney-in-fact

By:	/s/ Susan Barstock
Name:	Susan Barstock
Title:	Attorney-in-fact

THE BANK OF NEW YORK, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Catherine M. Hughes
Name:	Catherine M. Hughes
Title:	Assistant Vice President

Acknowledged By:

CAPITAL ONE FUNDING, LLC, as Transferor

By:	/s/ Robert Stradtman
Name:	Robert Stradtman
Title:	Assistant Vice President

[Signature Page to First Amendment to Indenture Supplement]